Exhibit 3(iii)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(a Delaware corporation)

INTO

NATIONAL PATENT DEVELOPMENT CORPORATION
(a Delaware corporation)

Pursuant to Section 253 of the General Corporation
Law of the State of Delaware

National Patent Development Corporation, a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST:  The Corporation is incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND:  The Corporation owns all of the issued and outstanding shares of each class of capital stock of Wright Investors’ Service Holdings, Inc., a Delaware corporation (the “Subsidiary”).

THIRD:  On February 1, 2013, the Board of Directors of the Corporation duly adopted by unanimous written consent the resolutions attached hereto as Exhibit A to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL (the “Merger”).

FOURTH:  The Corporation shall be the surviving corporation of the Merger.

FIFTH:  The amended and restated certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that, pursuant to Section 253(b) of the DGCL, Article FIRST thereof shall be amended to read in its entirety as follows: “FIRST.  The name of the Corporation is Wright Investors’ Service Holdings, Inc.”

SIXTH:  This Certificate of Ownership and Merger and the Merger shall become effective at 5:00 p.m. Eastern Standard Time on February 4, 2013.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on this 1st day of February  2013.

NATIONAL PATENT DEVELOPMENT CORPORATION

By: /s/ IRA J. SOBOTKO
Name:	Ira J. Sobotko
Title:	Vice President, Chief Financial Officer

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

NATIONAL PATENT DEVELOPMENT CORPORATION

February 1, 2013

The undersigned, being all of the members of the Board of Directors (the “Board”) of National Patent Development Corporation, a Delaware corporation (the “Corporation”), hereby adopt, consent and approve the following resolutions, and each and every action effected thereby, by written consent in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”).

WHEREAS, the Corporation desires to change its name to Wright Investors’ Service Holdings, Inc. (the “Name Change”) pursuant to Section 253(b) of the DGCL; and

WHEREAS, in order to effect the Name Change, the Corporation has caused to be incorporated under the DGCL a corporation named Wright Investors’ Service Holdings, Inc. (the “Subsidiary”); and

WHEREAS, the Corporation desires to subscribe to all 1,000 of the authorized shares of capital stock of the Subsidiary (the “Subscription”) and, following the effectiveness of the Subscription, the Corporation will own all of the issued and outstanding shares of each class of capital stock of the Subsidiary; and

WHEREAS, in order to effect the Name Change, the Board of Directors of the Corporation deems it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the DGCL following the effectiveness of the Subscription; and

NOW, THEREFORE, BE IT RESOLVED, that the Subscription is hereby authorized and approved in all respects; and be it further

RESOLVED, that following the effectiveness of the Subscription, the Corporation is authorized to effect the Name Change by merging the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL (the “Merger”); and be it further

RESOLVED, that the Merger shall have no effect on the issued and outstanding shares of common stock, par value $.01 per share, of the Corporation (the “Common Stock”), including any such shares held in treasury, all of which shall remain unchanged and continue to remain issued and outstanding (or, with respect to any shares held in treasury, issued but not outstanding); and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then-outstanding share of common stock, par value $0.01 per share, of the Subsidiary shall be cancelled and no consideration shall be issued or paid in respect thereof; and be it further

RESOLVED, that the directors and officers of the Corporation immediately prior to the Merger shall continue to remain the directors and officers of the Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and be it further

RESOLVED, that pursuant to Section 253(b) of the DGCL, at the effective time of the Merger, the corporate name of the Corporation shall be changed to Wright Investors’ Service Holdings, Inc.; and be it further

RESOLVED, that the amended and restated certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that, pursuant to Section 253(b) of the DGCL, Article FIRST thereof shall be amended to read in its entirety as follows: “FIRST.  The name of the Corporation is Wright Investors’ Service Holdings, Inc.”; and be it further

RESOLVED, that the Bylaws of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended and restated to reflect the Name Change; and be it further

RESOLVED, that the officers of the Corporation are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the foregoing resolutions; and be it further

RESOLVED, that at any time prior to the effective date of the Merger, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Corporation; and be it further

RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed, following the effectiveness of the Subscription, to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, to designate a new form of stock certificate representing shares of the Corporation’s Common Stock, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the foregoing resolutions.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, have executed this Written Consent as of he date first set forth above.

/s/ PETER M. DONOVAN

Peter M. Donovan

/s/ HARVEY P. EISEN

Harvey P. Eisen

/s/ SCOTT N. GREENBERG

Scott N. Greenberg

/s/ LAWRENCE G. SCHAFRAN

Lawrence G. Schafran